Exhibit 10.22
SECOND AMENDMENT TO GUARANTY OF PAYMENT
(Loan B)
     THIS SECOND AMENDMENT TO GUARANTY OF PAYMENT (Loan B) (this “Agreement”) is made as of August 28, 2009, by and between SUNRISE SENIOR LIVING, INC., a corporation organized under the laws of the State of Delaware (“Guarantor”) and CHEVY CHASE BANK, a division of Capital One, N.A., its successors and assigns ( “Lender”).
RECITALS
     A. Sunrise Connecticut Avenue Assisted Living, L.L.C., a limited liability company organized under the laws of the Commonwealth of Virginia (“Borrower”), obtained a loan from Lender in the principal amount of Ten Million and No/Dollars ($10,000,000.00) (the “Loan B”), which is one of two simultaneous loans made by Lender to Borrower.
     B. Loan B was made pursuant to the provisions of a certain Loan and Security Agreement dated August 28, 2007, by and between Borrower and Lender, as amended by that certain First Amendment to Loan Agreement dated April 15, 2008 and that certain Second Amendment to Loan Agreement dated of even date herewith (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, collectively, the “Loan Agreement”).
     C. Loan B is evidenced by, and repaid with interest in accordance with the provisions of a certain Deed of Trust Note B dated August 28, 2007, from Borrower payable to Lender in the original principal amount of Ten Million and No/Dollars ($10,000,000.00), as amended by that certain First Amendment to Deed of Trust Note B dated of even date herewith (as amended, modified, restated, substituted, extended and renewed at anytime and from time to time, the “Note”).
     D. Guarantor executed a Guaranty of Payment (Loan B) dated August 28, 2007, as amended by that certain First Amendment to Guaranty of Payment (Loan B) dated September 8, 2008 (as amended by this Agreement and as further amended, modified, restated, substituted, extended and renewed at any time and from time to time, collectively, the “Guaranty”) pursuant to which Guarantor guaranteed Borrower’s obligations under the Loan Agreement and the Note.
     E. Borrower and Guarantor have requested and Lender has agreed to (i) waive any defaults which have occurred under those certain financial covenants described in Section 9(c) of the Guaranty for the fiscal year ending December 31, 2008 and the fiscal quarters ending March 31, 2009 and June 30, 2009; (ii) revise the financial covenants described in Section 9(c) of the Guaranty and (iii) make such other changes to the Guaranty as are more particularly set forth herein.

AGREEMENTS
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, Guarantor and Lender agree as follows:
     1. Guarantor and Lender agree that the Recitals above are a part of this Agreement. Unless otherwise expressly defined in this Agreement, terms defined in the Loan Agreement shall have the same meaning under this Agreement.
     2. The Guaranty is hereby amended as follows:
          (a) Section 9(c) (Covenants) of the Guaranty is hereby amended and restated in its entirety as follows:
     “(c) Guarantor hereby covenants and agrees that it will comply with (i) the following financial covenants contained in the Sunrise Senior Financing Agreement (as defined in the Loan Agreement) provided that Lender hereby agrees that it will consent to any waiver or modification of such covenants to which the Sunrise Bank Group (as defined in the Loan Agreement) consents so long as Lender is a member of the Sunrise Bank Group and Guarantor, Borrower and Lender shall negotiate replacement covenants acceptable to Lender if Lender ceases to be a member of the Sunrise Bank Group:
          (i) Cash Balance. Guarantor and SSLMI (as defined in the Loan Agreement) shall maintain, tested as of the last day of each calendar month, a Cash Balance of not less than Five Million and No/100 Dollars ($5,000,000.00).
     The following definitions shall apply to this Section 9(c):
     “Cash Balance” means the aggregate amount of unrestricted cash of Guarantor and SSLMI on deposit with Bank of America, N.A., a national banking association.”
     3. Guarantor hereby acknowledges and agrees that, pursuant to the terms of Section 9(c) of the Guaranty, prior to the date of this Agreement, Guarantor was required to comply with certain financial covenants more particularly described therein (the “Financial Covenants”). Guarantor and Lender hereby agree to waive compliance with the Financial Covenants for the fiscal year ending December 31, 2008 and the fiscal quarter ending March 31, 2009.
     4. Guarantor hereby issues, ratifies and confirms the representations, warranties and covenants contained in the Guaranty, as amended hereby. Guarantor agrees that this Agreement is not intended to and shall not cause a novation with respect to any or all of the obligations of Guarantor under the Guaranty. Except as expressly modified herein, the terms, provisions and covenants of the Guaranty are in all other respects hereby ratified and confirmed and remain in full force and effect.

     5. Guarantor shall pay to Lender at the time this Agreement is executed and delivered all fees, costs, charges, taxes and other expenses incurred by Lender and its counsel in connection with this Agreement.
     6. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument. Guarantor agrees that Lender may rely on a telecopy of any signature of Guarantor. Lender agrees that Guarantor may rely on a telecopy of this Agreement executed by Lender.
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     IN WITNESS WHEREOF, Guarantor and Lender have executed this Agreement under seal as of the date and year first written above.

GUARANTOR:

WITNESS OR ATTEST:	SUNRISE SENIOR LIVING, INC.
/s/ Uma Singh	By:	/s/ Julie Pangelinan (SEAL)

Julie Pangelinan
Chief Financial Officer

LENDER:

WITNESS:	CHEVY CHASE BANK
/s/	By:	/s/ Claude R. Sanders (SEAL)

Claude R. Sanders
Senior Vice President